SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

-----------------------

FORM 8-K

-----------------------

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 31st, 2005.

TELESIS TECHNOLOGY CORPORATION.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-51008                                      04-3684840

---------------                                 ---------------

(Commission File Number)              (IRS Employer Identification No.)

1611 12th Street East, Unit A

Palmetto, Florida 34221

--------------------------------------------

(Address of Principal Executive Offices) (Zip Code)

(941)795-7441

(Registrant's Telephone Number, Including Area Code)

N/A

---------------------------------------

(Former Name or Former Address, if Changed

Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Telesis Technology Corporation is pleased to announce that it has appointed Shefali Gandhi as its new Chief Financial Officer, effective September 1st, 2005. Ms. Gandhi succeeds Erwin Goodwin, who is no longer Telesis Technology Corporation’s Chief Financial Officer effective as of August 22nd, 2005.

Ms. Shefali Gandhi most recently was responsible for the management of corporate finance, accounting including the accounts receivable and accounts payable programs and general corporate administration. She has been with the company since inception and brings to this position over 10 years of experience in accounting and finance, most recently with start-up ventures. Before joining Telesis, Shefali held several senior financial positions with software, semiconductor and fiber optic technology companies. She has developed financial controls, business processes and inventory systems that have led to the expansion of the company's diverse product lines and growing customer base. She brings to Telesis special skills in financial administrative planning and budget management. Shefali holds a BA degree from the University of Massachusetts, Boston, MA

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TELESIS TECHNOLOGY CORPORATION.

By: /s/ Hasit Vibhakar

-------------------------------------------------

        HASIT VIBHAKAR, Chairman, CEO & President

Date: August 31st, 2005